Lightscape Technologies Announces Joint Venture
With New World Group to Build LED-Based
Outdoor Advertising Network in China

HONG KONG, February 14, 2008 – Lightscape Technologies Inc. (OTCBB: LTSC), a provider of innovative lighting design solutions, advanced lighting products and customized energy management solutions, today announced a new joint venture to build an LED-based outdoor advertising network in China.

Bondy Tan, President and CEO of Lightscape Technologies commented, “We recently signed a joint venture agreement with Beijing Xintong Media & Cultural Development Co. Ltd. (“Xintong Media”) to jointly capitalize on the burgeoning LED-based outdoor advertising opportunities in Greater China. In operation since 2001, Xintong Media is a China-based integrated media company with operations in advertising, billboard distribution, cultural activities, public relations consulting and television program production. Xintong Media is a subsidiary company of New World TMT Ltd., the telecom, media and technology investment arm of the New World Group, one of Hong Kong's largest conglomerates.”

Continued Mr. Tan, “Within the joint venture, Lightscape contributes its expertise in large LED screen OEM sourcing from China, proprietary software controller systems, and installation design expertise of large LED screens and video walls. Xintong Media will leverage its strong networks to obtain required government licenses for LED screen installations, and to provide access to its existing sales channels, advertising clients and major property developments owned by its parent New World Group. Lightscape owns 50.1% of the joint venture company formed.”

“The joint venture is targeting niche applications which are currently underserved by existing competition. Target applications include the installation of mega-sized LED screens and video walls averaging approximately 150 square meters in area located primarily on outdoor façade walls of shopping centers, hotels, offices and other commercial buildings. The prime locations for the joint venture’s LED screens are major property developments owned by Xintong Media’s parent the New World Group.”

“The joint venture has secured access to install LED advertising screens at a total of 30 prime property developments in Greater China. Phase one of the ramp-up targets the installation of 10 LED screens by the end of calendar year 2008. These initial screens will be primarily located in Beijing, in large part to capitalize on the advertising opportunities generated by the 2008 Beijing Olympic Games. An additional 15 LED screens are targeted to be installed in China during calendar year 2009.”

Concluded Mr. Tan, “This joint venture is a win-win situation for both Lightscape and Xintong Media. We look forward to rapidly developing the joint venture company to build an unparalleled LED-based outdoor advertising network in China, and in turn growing our company’s overall revenue and profitability.”

About Lightscape Technologies

Lightscape Technologies Inc. (OTCBB: LTSC) delivers innovative lighting design solutions, advanced lighting products and customized energy management solutions. Through wholly owned subsidiary Lightscape Technologies (Greater China) Limited, Lightscape Technologies designs, markets and sells LED-based lighting systems, licenses proprietary LED digital controller software, and provides LED screen rentals. Through subsidiary Beijing Illumination (Hong Kong) Limited, Lightscape Technologies manufactures and sells HID (High-Intensity Discharge) lighting products and Ultra High-Pressure Mercury Lamps. Through wholly owned subsidiary Tech Team Development Limited, Lightscape Technologies provides total energy management products and solutions which optimize energy consumption, lower costs, and enhance competitiveness for clients. Our headquarters are in Hong Kong, and we have offices in Singapore, China and Macau. For additional information, please visit www.lightscapetech.com.hk

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Lightscape's expectations, and Lightscape expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, risks in product development and market acceptance of and demand for the company’s products and services; risks of downturns in economic conditions generally; risks of intellectual property rights associated with competition and competitive pricing pressures; risks of foreign sales and high customer concentration; risks related to Lightscape’s and its subsidiaries’ ability to secure sufficient working capital in order to deliver upon new LED Screen Rental Service contracts with project developers in mainland China, Singapore, Macau and Hong Kong; risks related to Lightscape’s and its subsidiaries’ ability to collect payments receivable under LED Screen Rental Service contracts that may be signed; risks related to Lightscape’s joint venture with Xintong Media to secure contracts for the installation of large LED screens in Beijing and Greater China; and other factors which may cause the actual results, performance or achievements of Lightscape Technologies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.